                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Intellicorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  INTELLICORP

                               INTELLICORP, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 8, 1998

To the Stockholders of IntelliCorp, Inc.:

     The Annual Meeting of Stockholders of IntelliCorp, Inc. (the "Company") will be held at the Sheraton Palo Alto, 625 El Camino Real, Palo Alto, California, on December 8, 1998 at 9:00 a.m. local time for the following purposes:

     1. To elect five directors to hold office until the next annual meeting of stockholders and until their successors are elected;

     2. To approve an amendment to the Company's 1991 Stock Option Plan to increase the number of shares for issuance thereunder by 1,500,000;

     3. To transact such other business as properly may come before the meeting, or any adjournment or postponements of the meeting.

     Only stockholders of record at the close of business on October 15, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Kenneth H. Haas, Director and
                                          President

Mountain View, California
October 27, 1998

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

                                  INTELLICORP

                               INTELLICORP, INC.
                            1975 EL CAMINO REAL WEST
                      MOUNTAIN VIEW, CALIFORNIA 94040-2216
                                 (650) 965-5500

To the Stockholders of IntelliCorp, Inc.:

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of IntelliCorp, Inc., a Delaware corporation ("IntelliCorp" or the "Company"). The proxy is solicited for use at the annual meeting of stockholders (the "Annual Meeting") to be held at 9:00 a.m. local time on December 8, 1998 at the Sheraton Palo Alto, 625 El Camino Real, Palo Alto, California. The approximate date on which this proxy statement and the accompanying notice and proxy are being mailed to stockholders is October 27, 1998.

     Only stockholders of record at the close of business on October 15, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 15,211,307 shares of its Common Stock, par value $.001 per share ("Common Stock"). Holders of Common Stock are entitled to one vote for each share of Common Stock held. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the directors listed in the proxy for election to the Board and for approval of the other proposals described in this proxy statement.

     Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Proposal Number Two requires the approval of a majority of the shares of Common Stock represented and voting at the meeting at which a quorum is present. Abstentions will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for the purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

     Any stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

     Solicitation of proxies may be by directors, officers and other employees or agents of the Company by personal interview, telephone or telegraph. Costs of solicitation will be borne by the Company.

                              PROPOSAL NUMBER ONE

                      NOMINATION AND ELECTION OF DIRECTORS

NOMINATION OF DIRECTORS

     The Bylaws of the Company provide for a Board consisting of not fewer than five nor more than nine directors. The size of the Board is presently set at five. Proxies cannot be voted for more than five directors at the Annual Meeting. The present term of office of all directors will expire at the Annual Meeting.

     Five directors are nominated to be elected at the Annual Meeting to serve until the next annual meeting and until their respective successors are elected. All of the nominees are currently directors of the Company. It is intended that proxies received will be voted FOR the election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

     The following table indicates the name and age of each nominee, all positions with the Company held by the nominee, and the year during which the nominee first was elected a director.

                   NAME                     AGE    POSITION WITH COMPANY     DIRECTOR SINCE
                   ----                     ---    ---------------------     --------------
Kenneth H. Haas...........................  47     Director and President         1993
Katharine C. Branscomb(1).................  42            Director                1988
Joseph A. Graziano(1)(2)..................  54            Director                1985
Norman J. Wechsler(1)(2)..................  53            Director                1996
Arthur W. Berry(2)........................  57            Director                1997

---------------
(1) Compensation and Stock Option Committee Member

(2) Audit Committee Member

BUSINESS EXPERIENCE OF NOMINEES

     Kenneth H. Haas has been a Director of the Company since 1993. Mr. Haas was appointed President of IntelliCorp in October 1992. He joined the Company in 1983 as General Counsel, became Vice President and Secretary in March 1984 and was appointed Vice President, Finance and Chief Financial Officer in January 1990. Mr. Haas received his B.A. from Harvard College in 1972, his J.D. from Harvard Law School in 1976, and attended the Harvard Business School Advanced Management Program in 1989.

     Katharine C. Branscomb has been a Director of the Company since 1988. She is currently a consultant and Senior Business Advisor to Interval Research in Palo Alto, California and a director of Ariat Corporation. From October 1992 to November 1995, she was Senior Vice President of Business Development for Lotus Development Corporation and, in that capacity, served a principal role in the sale of Lotus to IBM in June 1995. From November 1991 until joining Lotus, Ms. Branscomb was the Chief Executive Officer of IntelliCorp, Inc. She had previously held the position of Chief Operating Officer since late 1988. Prior to joining IntelliCorp, Ms. Branscomb was Senior Vice President of Sales and Marketing at Aion Corporation, founding principal and Vice President of Metaphor Computer Systems and a consultant with the Boston Consulting Group, Inc.

     Joseph A. Graziano has been a Director of the Company since 1985. In 1981, Mr. Graziano joined Apple Computer, Inc. as Chief Financial Officer and served in that position until 1985. After a two-year sabbatical, followed by two years as CFO at Sun Microsystems, he rejoined Apple in 1989 as Senior Vice President and Chief Financial Officer. Later, Mr. Graziano was appointed Executive Vice President and was elected to Apple's Board of Directors in 1993. Mr. Graziano resigned from Apple's Board in October 1995 and left Apple at the end of 1995. Mr. Graziano was Treasurer at ROLM Corporation from 1976 until joining Apple in 1981, and held accounting positions with other technology companies in Silicon Valley. Mr. Graziano is also a Director of Pixar Animation Studios and CIDCO, Inc.

     Norman J. Wechsler has been a Director of the Company since September 1996. He is Chairman and President of Wechsler & Co., Inc., a broker-dealer and investment company, which he joined in 1963. The firm is a member of the NASD and SIPC.

     Arthur W. Berry became a Director of the Company in August 1997. Since 1990, he has been Chairman of Pecks Management Partners Ltd. in New York, a specialized, institutional investment manager focusing on public and privately placed convertible securities. From 1985 to 1990, Mr. Berry was President of the Alliance Capital Management, L.P. Convertible Fund. Prior to joining Alliance, he was with the Harris Bank in Chicago, first as Senior Portfolio Manager in the bank's individual investment group, then as Vice President and Head of the Special Funds section and Manager of the Harris Convertible Fund. Mr. Berry, a Chartered Financial Analyst, is a graduate of Monmouth College and holds an MBA degree from Washington University. He is a director of Hybridon, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met ten times during the last fiscal year. Other than for Katharine Branscomb, all directors participated in more than 75% of the total number of meetings of the Board and all committees of the Board on which he or she served that were held during the period.

     The Board of Directors has a Compensation and Stock Option Committee and an Audit Committee. The Compensation and Stock Option Committee met four times during the last fiscal year. The functions of this Committee are to review and approve management compensation and to administer the Company's stock option plans.

     The Audit Committee met four times during the last fiscal year. The functions of the Audit Committee are to recommend to the Board the firm of independent auditors to serve the Company, to review the scope, fees and results of the audit by the independent auditors and to review the internal control procedures of the Company.

     The Board of Directors does not have a nominating committee.

COMPENSATION OF DIRECTORS

     The Company's 1991 Nonemployee Directors Stock Option Plan (the "Directors Plan") provides that if a person who is neither an officer nor an employee of the Company is elected or appointed a director, the Company is required to grant that person an initial nonqualified stock option ("NQO") to purchase 15,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. Generally, each such option will be exercisable in full six months after the date of grant. The shares issuable upon exercise of an option are subject to a right of repurchase by the Company at the exercise price per share. Such repurchase right expires as to twenty-five percent (25%) of the total number of shares subject to the option six months after the date of grant, and expires as to an additional twelve and one-half percent (12.5%) per quarter, with full vesting over two years. Under the Directors Plan, at the first meeting of the Board following each annual meeting of the stockholders of the Company, the Company is required to grant to each director of the Company who is neither an officer nor an employee of the Company an NQO to purchase 5,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value of Common Stock on the date of the grant. Generally, each such option will be exercisable in full six months after the date of grant. These options will fully vest two years after the date of grant in the same manner described above. The Directors Plan also permits the Board to elect to waive the payment of all or any part of director fees and to credit an amount not greater than such waived fees to reduce the exercise price of options granted under the Directors Plan. The term of any option granted under the Directors Plan is ten years.

     An aggregate of 30,000 options were granted to nonemployee directors under the Directors Plan during the fiscal year ended June 30, 1998.

     Nonemployee directors of the Company have the right to receive an annual fee for their services as directors. During fiscal 1998, all nonemployee directors were entitled to receive an annual fee of $10,000 each, and they elected to waive payment of such fees and to credit a portion of such waived fees to reduce the exercise price of options granted under the Directors Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Maryanne R. Stone and Arthur W. Berry each filed a late Form 5 in June 1998 reporting their respective beneficial ownership in the Company. Both late filings were due to inadvertent administrative delays. Other than these two instances, based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year-ended June 30, 1998, there has been no other failure by any of its officers, directors or 10% shareholders to file on a timely basis any reports required by Section 16(a).

                           BENEFICIAL STOCK OWNERSHIP

     The following table sets forth as of September 21, 1998: (i) the name and address of each person who, to the knowledge of the Company, beneficially owned more than five percent (5%) of the outstanding Common Stock; (ii) the total number of shares beneficially owned by such person; and (iii) the percentage of the outstanding Common Stock so owned. The information relating to ownership of shares is based upon information furnished by the beneficial owner.

                   NAME AND ADDRESS                     NUMBER OF SHARES    PERCENT OF CLASS
                   ----------------                     ----------------    ----------------
SAP AG................................................     1,736,263             11.41%
  Postfach 1461
  D-69185, Walldorf, Germany
ICS Deloitte Management...............................     1,000,000              6.57%
  Chadds Ford Business Campus
  Brandywine 5 Building, Suite 350
  Chadds Forth, PA
Norman J. Wechsler(1).................................     3,295,960             19.31%
  105 South Bedford Road
  Mt. Kisco, NY 10549

---------------
(1) Includes 598,542 shares of Common Stock held by Wechsler & Company, Inc., of which Mr. Wechsler is the Chairman of the Board, President, and principal shareholder, 60,000 shares of Common Stock held by Mr. Wechsler's spouse, 5,000 shares of Common Stock held by a trust for the benefit of Mr. Wechsler's minor son, 26,101 shares of Common Stock held by Waco Partners, of which Mr. Wechsler is the managing general partner, outstanding options to purchase 16,875 shares granted to Mr. Wechsler under the 1991 Nonemployee Directors Stock Option Plan which were exercisable as of September 21, 1998, or within 60 days from such date, and 2,589,442 shares of Common Stock, including 629,032 shares of Common Stock issuable upon conversion of Convertible Notes in the outstanding principal amount of $975,000, 758,064 shares issuable upon conversion of Preferred Stock and 470,000 shares issuable upon exercise of warrants deemed beneficially owned by Mr. Wechsler.

     The following table sets forth as of September 21, 1998, beneficial Common Stock ownership information concerning: (i) all current directors and nominees;
(ii) each executive officer named in the Summary Compensation Table; and (iii) all directors and executive officers as a group. Each person has sole investment and voting power with respect to the shares indicated, except as otherwise set forth in the footnotes to the table.

                                                              NUMBER OF    PERCENT OF
                            NAME                              SHARES(1)     CLASS(1)
                            ----                              ---------    ----------
Kenneth H. Haas.............................................    317,037       2.38%
Katharine C. Branscomb......................................    196,604       1.49%
Joseph A. Graziano..........................................     70,250          *
Norman J. Wechsler..........................................  3,295,960(2)   19.31%
Arthur W. Berry.............................................    125,234(3)       *
Colin Bodell................................................     94,975          *
Kenneth A. Czaja............................................     60,250          *
Adrian G. Rayner............................................     53,750          *
Anthony A. Awaida...........................................     66,138          *
All directors and executive officers as a group (15
  persons)..................................................  4,613,567(4)   25.41%(4)

---------------
 *  Less than 1%

(1) Assumes that the person has exercised, to the extent exercisable and not subject to repurchase on or after October 30, 1998, all options to purchase Common Stock held by him or her and that no other person has exercised any outstanding options.

(2) Includes 598,542 shares of Common Stock held by Wechsler & Company, Inc., of which Mr. Wechsler is the Chairman of the Board, President, and principal shareholder, 60,000 shares of Common Stock held by Mr. Wechsler's spouse, 5,000 shares of Common Stock held by a trust for the benefit of Mr. Wechsler's minor son, 26,101 shares of Common Stock held by Waco Partners, of which Mr. Wechsler is the managing general partner, outstanding options to purchase 16,875 shares granted to Mr. Wechsler under the 1991 Nonemployee Directors Stock Option Plan which were exercisable as of September 21, 1998, or within 60 days from such date, and 2,589,442 shares of Common Stock, including 629,032 shares of Common Stock issuable upon conversion of Convertible Notes in the outstanding principal amount of $975,000, 758,064 shares issuable upon conversion of Preferred Stock and 470,000 shares issuable upon exercise of warrants deemed beneficially owned by Mr. Wechsler.

(3) Includes 32,258 shares of Common Stock issuable upon conversion of Convertible Notes in the outstanding principal amount of $50,000, 32,258 shares of Common Stock issuable upon conversion of Preferred Stock and 20,000 shares issuable upon exercise of warrants.

(4) Includes 1,007,382 shares which executive officers and directors as a group have the right to acquire prior to October 30, 1998 through the exercise of options and which are not subject to repurchase after that date and 1,941,612 shares issuable upon conversion of Convertible Notes, Warrants and Preferred Stock for Mr. Wechsler and Mr. Berry.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid by the Company for services rendered in all capacities during the three most recent fiscal years to the following executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                         ANNUAL COMPENSATION        COMPENSATION
                                               YEAR      -------------------    ---------------------
                                               ENDED      SALARY      BONUS     SECURITIES UNDERLYING
        NAME AND PRINCIPAL POSITION           JUNE 30      ($)         ($)         OPTIONS/SARS(#)
        ---------------------------           -------    --------    -------    ---------------------
Kenneth H. Haas.............................   1998      $193,750    $   -0-            75,000
  Director and President                       1997      $150,000    $   -0-           150,000
                                               1996      $150,000    $   -0-               -0-
Colin Bodell(2).............................   1998      $189,500    $   -0-            30,000
  Chief Operating Officer                      1997      $182,000    $   -0-            50,000
                                               1996      $ 75,000    $25,000           100,000
Kenneth A. Czaja(1).........................   1998      $155,000    $   -0-            30,000
  Chief Financial Officer and Secretary        1997      $112,500    $10,000           100,000
Adrian G. Rayner(4).........................   1998      $238,695    $   -0-            20,000
  Vice President and Managing                  1997      $204,661    $   -0-            10,000
  Director, Europe                             1996      $150,540    $   -0-               -0-
Anthony A. Awaida(3)........................   1998      $216,173    $ 7,500            20,000
  Vice President, Sales --                     1997      $225,474    $   -0-            30,000
  Americas and Asia Pacific                    1996      $190,194    $   -0-               -0-

---------------
(1) Mr. Czaja joined and was appointed an executive officer of the Company in October 1996.

(2) Mr. Bodell joined and was appointed an executive officer of the Company in January 1996.

(3) Mr. Awaida was appointed an executive officer of the Company in October 1996 and left the Company on August 25, 1998.

(4) Mr. Rayner was appointed an executive officer of the Company in August 1997.

     In October 1991, the Company executed an agreement with Mr. Haas which provides for a severance payment equal to one year's salary if his employment is terminated without cause.

     The following table shows for each executive officer named in the Summary Compensation Table certain information regarding stock option grants during fiscal year 1998:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                          POTENTIAL REALIZABLE
                                                 PERCENT                                        VALUE AT
                                                  TOTAL                                       ASSUMED RATES
                                 NUMBER OF     OPTIONS/SARS                                  OF STOCK PRICE
                                SECURITIES      GRANTED TO                                  APPRECIATION FOR
                                UNDERLYING      EMPLOYEES      EXERCISE OR                   OPTION TERM(3)
                                OPTION/SARS   IN FISCAL YEAR   BASE PRICE    EXPIRATION   ---------------------
             NAME               GRANTED(2)         1998        ($/SHARES)       DATE         5%          10%
             ----               -----------   --------------   -----------   ----------   ---------   ---------
Kenneth H. Haas...............    75,000             9%          $3.0000       8/6/07     $141,501    $358,592
Colin Bodell..................    30,000             4%          $3.0000       8/6/07     $ 56,601    $143,437
Kenneth A. Czaja..............    30,000             4%          $3.0000       8/6/07     $ 56,601    $143,437
Adrian G. Rayner..............    20,000             2%          $3.0000       8/6/07     $ 37,734    $ 95,625
Anthony A. Awaida.............    20,000             2%          $3.0000       8/6/07     $ 37,734    $ 95,625

---------------
(1) No SAR grants were made to any named executive officer during the year ended June 30, 1998.

(2) The options have a term of 10 years and are immediately exercisable upon issuance but are subject to a right of repurchase which expires ratably over a period of 4 years. Payment by the optionee on exercise of options may be in cash, by a full recourse promissory note, or by tender of shares. All options are granted at the fair market value of the Company's Common Stock on the date of grant.

(3) The potential realizable value is based on the term of the option at the date of the grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of the future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

     The following table shows for each executive officer named in the Summary Compensation Table certain information regarding option exercises during fiscal year 1998 and options outstanding as of June 30, 1998:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)

                            SHARES                         NUMBER OF                  VALUE OF UNEXERCISED
                           ACQUIRED                  SECURITIES UNDERLYING                IN-THE-MONEY
                              ON        VALUE         UNEXERCISED OPTIONS          OPTIONS AT FISCAL YEAR-END
          NAME             EXERCISE    REALIZED   EXERCISABLE/UNEXERCISABLE(2)   EXERCISABLE/UNEXERCISABLE(2)(3)
          ----             --------    --------   ----------------------------   -------------------------------
Kenneth H. Haas..........   46,118(4)  $210,429         286,250/168,750                 $781,875/$262,500
Colin Bodell.............      -0-          -0-           81,250/98,750                 $209,375/$195,625
Kenneth A. Czaja.........      -0-          -0-           37,500/92,500                 $ 67,969/$143,281
Adrian G. Rayner.........      -0-          -0-           26,563/27,500                 $ 61,992/$ 66,758
Anthony A. Awaida........      -0-          -0-           34,688/45,313                 $ 60,704/$ 34,063

---------------
(1) No SAR grants were outstanding at June 30, 1998.

(2) All options included in the table are immediately exercisable at the exercise price upon issuance, but the shares issuable upon option exercise are subject to a right of repurchase by the Company upon employment termination, which right of repurchase expires over a period of time or upon achievement of certain milestones. Options identified as "Unexercisable" in the table were subject to a right of repurchase as of fiscal year end.

(3) Based on a closing share price of $4.00 at fiscal year end.

(4) The 46,118 shares acquired on exercise by Kenneth H. Haas during fiscal year 1998 relate to expiring employee stock option that would have expired if not exercised.

                              PROPOSAL NUMBER TWO

              APPROVAL OF AMENDMENT OF THE 1991 STOCK OPTION PLAN

BACKGROUND

     At the Annual Meeting, the stockholders are being asked to approve an amendment to the Company's 1991 Stock Option Plan (the "1991 Option Plan") to increase the number of shares available under the 1991 Option Plan by 1,500,000.

DESCRIPTION OF THE AMENDMENT

     The proposed amendment to the 1991 Option Plan was approved by the Board of Directors, subject to stockholder approval, to increase the number of shares available for grant under the 1991 Option Plan and thereby strengthen the Company by providing added incentive to officers, employees, and consultants for high levels of performance and unusual efforts required to increase the earnings of the Company. Stock options are generally used by technology companies to create such incentives, particularly technology companies in

Silicon Valley with which the Company competes directly for employees and consultants. The Company believes that the ability to grant stock options is extremely important to attract, retain, and motivate the individuals essential to the Company's long-term growth and financial success.

     The Board of Directors believes that it is in the best interests of the Company to amend the 1991 Option Plan to increase the number of shares available for grant by 1,500,000. As of August 31, 1998, there were outstanding options to purchase 2,295,411 shares, leaving available for future grant options to purchase only 158,589 shares. If the amendment to the Plan as proposed is not adopted, the Company will not have a sufficient number of options available for grant to current and anticipated future employees.

     Currently, the number of shares reserved for issuance under the 1991 Plan constitutes approximately 11.4% of the outstanding shares of the Common Stock of the Company as of August 31, 1998, on a fully diluted basis.(1) If the 1991 Option Plan is amended as proposed, the number of shares reserved for issuance would equal approximately 18.4%. This percentage is in line with historical levels for the Company.

DESCRIPTION OF THE 1991 OPTION PLAN

     In December 1991, the Board of Directors adopted the 1991 Option Plan. The 1991 Option Plan was approved by stockholders in February 1992. The 1991 Option Plan authorizes the granting of incentive stock options ("ISOs") to employees (including employees who are officers and directors) and nonqualified options ("NQOs") to officers, employees, and consultants to purchase authorized, but unissued, shares of the Company's Common Stock. The number of shares reserved for issuance on exercise of options granted or to be granted under the 1991 Option Plan, without giving effect to the proposed amendment, is 2,454,000. As of August 31, 1998, the Company had approximately 140 employees eligible to participate in the 1991 Option Plan.

     The 1991 Option Plan is administered by the Compensation and Stock Option Committee (the "Option Committee"), which determines the number of shares for which each option shall be granted, whether the option is an ISO or an NQO, the exercise price of the option, the time and amounts in which the option is exercisable, and the option's other terms and conditions. The President of the Company has been authorized to grant options to purchase not to exceed 10,000 shares to persons who are not executive officers of the Company. No option may be granted under the 1991 Option Plan after December 2001, but outstanding options may extend beyond that date.

     The exercise price of all ISOs granted under the 1991 Option Plan must be at least equal to the fair market value of the shares covered by the ISO on the date of grant. NQOs may be issued with exercise prices below the fair market value of the Company's Common Stock on the date of grant. The 1991 Option Plan provides that the maximum term of an ISO is ten years and the maximum term of an NQO is ten years plus two days. The exercise price of an ISO granted to an individual then owning stock possessing more than ten percent (10%) of the voting power of the Company's outstanding capital stock must be at least equal to one hundred ten percent (110%) of the fair market value on the date of grant, and the maximum term of such an ISO may not exceed five years. The 1991 Option Plan permits the exercise of options for cash, tender to the Company of shares of Common Stock owned by the optionee and having a fair market value not less than the option exercise price, or such other consideration including, without limitation, full recourse promissory notes, as the Option Committee may approve at the time the option is granted.

     No portion of an ISO shall become exercisable ("vest") if, and to the extent that, such vesting would, together with vesting under all ISOs granted to the optionee after 1986 to acquire stock of the Company (or a parent or subsidiary of the Company, as defined in Section 424 of the Code), occur at a rate in excess of more than $100,000 worth of stock (measured on the grant date(s)) in any calendar year. To the extent this limitation would be exceeded, the vesting of ISOs (or portions thereof) having the highest per share exercise

---------------

(1) Including all converted common equivalent shares from preferred stock, convertible debt, warrants and in the money stock options.

prices will be deferred until the earliest time at which their vesting would not cause the limitation to be exceeded.

     Certain optionees are required to exercise options having an aggregate exercise price of at least $1,000 upon any exercise of an option except the final exercise. There is no limit on the maximum number of options that can be exercised in any year. At the time an option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the optionee is required to make adequate provision for federal and state income and employment tax withholding obligations of the Company, if any, resulting from the exercise. Any optionee who is an officer or director of the Company may elect, subject to the terms of the 1991 Option Plan and the approval of the Option Committee, to have shares of Common Stock withheld or to tender shares to provide for these taxes. The aggregate cash outlay by the Company in connection with this election for all officers is currently limited to $500,000.

     Each option is exercisable at such times as the Option Committee specifies, as set forth in an option agreement signed by the optionee. Options may be exercised for three months after the optionee leaves the Company and, if the optionee's employment is terminated by reason of death, for one year after the optionee's death, but in either case not beyond the original term of the option.

     No option granted under the 1991 Option Plan is transferable by the optionee other than by will or under the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. In the event of a merger of the Company, sale of substantially all of its assets or similar transaction, the Company's repurchase rights with respect to all outstanding options shall expire with respect to twice the number of shares otherwise indicated pursuant to the terms of the options (up to a maximum of 100%), at such time as the Option Committee determines.

     Generally, each Option is exercisable in full immediately upon grant, although options granted to officers or directors are not exercisable until six months after the date of grant. The shares of Common Stock issued upon exercise of an option are subject to a right of repurchase by the Company at a price equal to the exercise price per share. Unless otherwise provided by the Option Committee, such repurchase right expires as to twenty-five percent (25%) of the total number of shares subject to the option on the anniversary of the grant date and expires as to an additional six and one-quarter percent (6.25%) of such shares at the end of each subsequent three-month period.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     The following description of federal income tax consequences is based upon current statutes, regulations, and interpretations thereof. Because the applicable rules are complex and because income tax consequences vary depending upon the individual circumstances of each optionee, optionees should consult their personal tax advisors concerning federal, state, local, and foreign income tax consequences associated with their participation in the 1991 Option Plan.

     ISOs granted under the 1991 Option Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includible in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT").

     The option spread is measured on the date of exercise and includible in AMTI in the year of exercise unless the shares are subject to the repurchase right or other "substantial risk of forfeiture" (including, in the case of directors and certain officers, any limitations on resale of shares imposed under Section 16(b) of the Securities Exchange Act of 1934) and the optionee does not make an election under Section 83(b) of the Internal Revenue Code with respect to the shares within thirty days after the date of exercise, in which event the Option Spread will be measured on the date of lapse of the substantial risk of forfeiture and will be includible in AMTI at that time.

     Furthermore, if an optionee holds the shares for at least two years from the date of the ISO was granted, and for at least one year from the date the ISO was exercised, any long-term gain for a sale of the shares should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company should be entitled to a corresponding tax deduction. Gain on a Disqualifying Disposition, in excess of the amount required to be recognized as ordinary income, if any, would be capital gain.

     If an optionee pays for option shares with shares of the Company acquired under an ISO or other qualified stock option ("statutory option stock") the tender of shares is a disqualifying disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under an ISO or other qualified stock option of the Company, then any appreciation in value of the surrendered shares is not taxed upon surrender.

     An optionee is not taxed upon the grant of an NQO. The consequences upon exercise depend upon whether the shares received are subject to a substantial risk of forfeiture ("restricted stock"), including, for example, the Company's repurchase right and, in the case of directors and certain officers, any limitations or resale of shares imposed under Section 16(b) of the Securities Exchange Act of 1934.

     If the shares are not subject to a substantial risk of forfeiture, the optionee will recognize as ordinary income the Option Spread on the date of exercise. If the shares are restricted, taxable income is deferred until the risk of forfeiture lapses unless the optionee makes a so-called "Section 83(b) election", to be taxed on the Option Spread on the date of exercise. If the election is not made with respect to shares which are restricted, any excess of the fair market value of the stock on the date the risk of forfeiture lapses over the exercise price is taxable as ordinary income on that date. The Company is entitled to a deduction equal to the amount of ordinary income recognized by an optionee. Such income is subject to income tax withholding by the Company.

     If shares of Common Stock are delivered in payment of the exercise price of an NQO, the appreciation in value of the surrendered shares is not then taxed. The use of shares previously acquired by exercise of an ISO or other statutory stock option may be a disqualifying disposition of those shares, although the IRS has announced that it is studying this point. It is possible, although the Company believes it unlikely, that election by an optionee to have shares of Common Stock withheld in satisfaction of the optionee's withholding tax obligations upon exercise of an NQO or disqualifying disposition of ISO shares may result in dividend income to the optionee.

     The 1991 Option Plan expires in December 2001, unless earlier terminated by the Board of Directors. The Board may at any time terminate or amend the 1991 Option Plan, provided that without approval of stockholders, there will be: (i) no increase in the total number of shares covered by the 1991 Option Plan; and
(ii) no change in the class of persons eligible to receive options. In any case, no amendment may adversely affect any then-outstanding options or unexercised portion thereof without the optionee's consent unless such amendment is required to enable the option to qualify as an ISO.

     The following table shows for each executive officer named in the Summary Compensation Table options granted under the 1991 Stock Option Plan for the year ended June 30, 1998.

                                 PLAN BENEFITS

                     NAME AND POSITION                        NUMBER OF SHARES
                     -----------------                        ----------------
Kenneth H. Haas.............................................       75,000
  Director and President
Colin Bodell................................................       30,000
  Chief Operating Officer
Kenneth A. Czaja............................................       30,000
  Chief Financial Officer and Secretary
Adrian G. Rayner............................................       20,000
  Vice President and Managing Director, Europe
Anthony A. Awaida...........................................       20,000
  Vice President, Sales -- Americas and Asia Pacific
Executive Group.............................................      265,000
Non-Executive Director Group(1).............................            0
Non-Executive Officer Employee Group........................      295,450

---------------
(1) Non-Employee directors did not receive option grants under the 1991 Stock Option Plan.

PROPOSAL

     At the Annual Meeting, stockholders will be asked to approve the amendment of the 1991 Stock Option Plan to increase the number of shares available under the 1991 Option Plan by 1,500,000. Such approval will require the affirmative vote of a majority of the shares of Common Stock represented and voting at the meeting at which a quorum is present. The Board of Directors recommends a vote "FOR" approval of the amendment of the 1991 Stock Option Plan.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending June 30, 1999. Ernst & Young LLP has acted in such capacity since its appointment in March 1987. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of Ernst & Young LLP also will be available to respond to appropriate questions raised during the Annual Meeting.

                              FINANCIAL STATEMENTS

     The Company's annual report to stockholders for the fiscal year ended June 30, 1998, containing audited consolidated balance sheets as of the end of each of the past two fiscal years and audited consolidated statements of operations, stockholders' equity and cash flows for each of the past three fiscal years is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting.

                             STOCKHOLDER PROPOSALS

     The Company will, in future proxy statements of the Board, include stockholder proposals complying with the applicable rules of the Securities and Exchange Commission and any applicable state laws. In order for a proposal by a stockholder to be included in the proxy statement of the Board relating to the Annual Meeting of Stockholders to be held in fall 1999, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive offices no later than June 29, 1999.

                                 OTHER MATTERS

     The Board knows of no other matters which will be presented to the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this Proxy Statement contains discretionary authority on the persons named therein and will be voted in accordance with the judgment of the person or persons holding such proxy. In addition, if the Company is not notified by September 8, 1999 of a proposal to be brought before the 1999 annual meeting by a stockholder, then proxies held by management for such meeting may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Kenneth H. Haas, Director and
                                          President
Mountain View, California
October 27, 1998

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

IntelliCorp

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoint(s) Kenneth H. Haas and Kenneth A. Czaja, and each of them, with full power of substitution, the lawful attorney and proxy of the undersigned to vote as designated on the reverse side, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of INTELLICORP, INC. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held on December 8, 1998, and at any adjournments or postponements thereof.

(Continued and to be signed on the other side)

Item 1-To elect as directors Katharine C. Branscomb, Joseph A. Graziano, Kenneth H. Haas, Norman J. Wechsler and Arthur W. Berry.


FOR all nominees listed (except as indicated below)

WITHHOLD AUTHORITY to vote (as to all nominees)


To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:


____________________________________________


Item 2-To approve an amendment to the Company's 1991 Stock Option Plan to increase the aggregate number of shares authorized for issuance under such Plan by 1,500,000 shares.

FOR

AGAINST

ABSTAIN


This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

Dated:_______________________________________, 1998


______________________________________________________________________
                              Signature

______________________________________________________________________
                              Signature

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.